EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Vicon Industries, Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 1, 2006, relating to the consolidated financial statements, and schedule of Vicon Industries, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Melville, New York

October 16, 2007